SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               /X/ Current Report Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934

                                October 14, 1997
                                (Date of Report)


                         Commission file number: 0-28354

                             Great Lakes REIT, Inc.

             (Exact name of Registrant as specified in its Charter)

              Maryland                                 36-3844714
(State or other jurisdiction               (I.R.S. Employer identification no.)
of incorporation organization)

               823 Commerce Drive, Suite 300, Oak Brook, IL 60523
               (Address of principal executive offices) (Zip Code)

                                (630) 368 - 2900
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No






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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

On September 30, 1997, Great Lakes REIT, Inc. (the "Company") purchased Metro Center IV and V located at 425 Metro Place North and 655 Metro Place South in Dublin, Ohio, a suburb of Columbus. The buildings comprise a total of 319,679 rentable square feet. Metro IV is a six-story office building with a reflective glass curtain wall. Metro V is a Class-A building with a glass enclosed marble atrium lobby which rises seven stories to connect nine and seven-story towers. Metro V also contains a prestigious 27,000 square foot executive health club facility. The properties are currently 91% occupied.

TERMS OF PURCHASE

Metro IV and V were purchased from an unaffiliated third party for $26,575,000. Funds for the purchase came from a borrowing under the Company's existing secured line of credit with the First National Bank of Boston (as agent).

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

As of the date of this 8-K, the financial statements and proforma financial information related to this property are not available but will be filed by the Company on Form 8-K not later than December 14, 1997.

         No information is required under Items 1, 3, 4, 5, 6, 8, and 9 and these items have therefore been omitted.



By:    /s/ Richard L. Rasley
       Richard L. Rasley, Secretary